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                                                                   EXHIBIT 10.56

                           AMENDMENT NUMBER ELEVEN TO
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             THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS
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         The METLIFE PLAN FOR TRANSITION ASSISTANCE (the "Plan") is hereby amended as follows:

         1. Section 4.2 of the Plan is hereby amended by replacing it in its entirety with the following:

         SS. 4.2 PAYMENT OF SEVERANCE PAY: Payment of Severance Pay shall be made in a lump sum as soon as practicable following the legally effective date of the Separation Agreement; provided, however, that a Participant whose Date of Discontinuance of Employment is on or before December 31, 2006, and who was notified by the Participant's management in writing no later than June 30, 2006 that the Participant's Date of Discontinuance of Employment was anticipated to be no later than December 31, 2006, shall have the opportunity (in such form as determined by the Plan Administrator) to elect to receive Severance Pay in installments paid on or about the same dates and by similar means as the Company's or Subsidiary's payroll payments, commencing after the effective date of the Separation Agreement and ending on the next payroll date following the number of weeks of Equivalent Week's Salary to be paid to the Participant in Severance Pay following the Participant's Date of Discontinuance of Employment; provided further, that if the Participant has elected to receive Severance Pay in installments and the time over which installment payments of Severance Pay are to be made has expired prior to the effective date of the Separation Agreement, Severance Pay will be paid in a lump sum as soon as practicable following the effective date of the Separation Agreement; provided further, that if the Participant has elected to receive Severance Pay in installments and the time over which installment payments of Severance Pay are to be made would otherwise end later than March 15 of the calendar year following the Date of Discontinuance of Employment (the "Payment Deadline"), any Severance Pay remaining unpaid as of the Payment Deadline will be paid in a lump sum on the later of the Payment Deadline or the effective date of the Separation Agreement; provided further, that unless waived by the Plan Administrator in its sole and absolute discretion, a Participant's election shall be final and irrevocable. No interest on any delayed or installment payment of Severance Pay to the Participant shall be due.

         2. Section 1.4.11 of the Plan is hereby amended by replacing it in its entirety with the following:

         SS. 1.4.11 JOB ELIMINATION: "Job Elimination" means the Company's or Subsidiary's determination that an Employee's position has been or will be eliminated because of a Company or Subsidiary staffing adjustment or other organizational change, expense reduction considerations, office closings or relocations (including but not limited to adjustments in the number of staff in a department or unit or the elimination of all or some of the functions of a department or unit), in which the Employee will not be replaced by another person in the same position, except where the Employee was, as of or immediately before the Date of Discontinuance of Employment, on a leave of absence or otherwise in inactive status for more than one year (i.e., does not return from leave or inactive status by the first anniversary of the beginning of the leave or inactive status)
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         and is not returning immediately upon the conclusion of either (a)
         leave under the Family and Medical Leave Act or other law providing legally-protected leave, or (b) leave granted by the Company or Subsidiary as a reasonable accommodation of medical limitations.

         3. Section 1.4.05(b) of the Plan is hereby amended by replacing each reference to "Affiliate" with "MetLife Enterprise Affiliate."

         4. Section 4.4 of the Plan is hereby amended by replacing each reference to "Affiliate" with "MetLife Enterprise Affiliate."

         5. Article 1 of the Plan is hereby amended by adding Section 1.4.22:

         SS. 1.4.22 METLIFE ENTERPRISE AFFILIATE: "MetLife Enterprise Affiliate" means MetLife, Inc., any Affiliate, or any "affiliate" of MetLife, Inc. as that terms is defined in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended from time to time, including any corporation, partnership, joint venture, limited liability company, or other entity in which MetLife, Inc. owns, directly or indirectly, at least fifty percent (50%) of the total combined number of all securities entitling the holders thereof to vote in an annual election of directors of the company, or of the capital interests or profits interest of such partnership or entity.

         6. Section 1.4.16(c) of the Plan is hereby amended by replacing it in its entirety with the following:

              (c) if the Employee's performance rating on the most recent annual performance review is "2," whose performance rating for the annual performance review immediately preceding the most recent annual review is no lower than "3;"

         7. Section 5.5 of the Plan is hereby amended by adding Section 5.5(c) as follows:

              (c) Any person must exhaust the claims and review process described in this Section 5.5 of the Plan as a condition of bringing legal action under or related to the Plan. No claim for rights or benefits under the Plan, or otherwise arising under the Plan, will be valid if it is brought more than six (6) months after the end of the Plan Year in which that person's Date of Discontinuance occurred. No suit to recover benefits under this Plan shall be brought more than six months (6) months following the exhaustion of the claims and review process described in this Plan.

         8. Section 1.4.05(b)(4) is hereby amended by replacing the reference to "Subsidiary" with "MetLife Enterprise Affiliate."

         9. Section 1.4.21 is hereby amended by deleting Sections 1.4.21(b) "MetLife Securities, Inc.," 1.4.21(c) "MetLife Trust Company, N.A.," and 1.4.21(d) "Edison Supply and Distribution, Inc.," in their respective entireties, and relettering the resulting parts of Section 1.4.21 accordingly.

         10. Section 1.4.19 is hereby amended by replacing each reference to "the Other Information" section of the MetLife Options Plus Summary Plan Description Book" and each reference to "the MetLife Options Plus
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Summary Plan Description Book" and each reference to "the Company's Continuous
Service Date Policy" with "the Summary Plan Description of the Metropolitan Life Retirement Plan for United States Employees."

         11. Section 1.4.09(c)(1) of the Plan is hereby amended by replacing it in its entirety with the following:

              "(1) an officer of the Company, MetLife Group, Inc., Metropolitan Property and Casualty Insurance Company, or MetLife Bank, National Association;"

         12. Section 1.4.09(c) of the Plan is hereby amended by deleting Section 1.4.09(c)(2) "an employee of MetLife Trust Company, N.A. holding the title of President or Senior Vice President;" and relettering the resulting parts of
Section 1.4.09(c) accordingly.

         13. This amendment shall be effective with regard to Participants with a Date of Discontinuance of Employment on or after March 2, 2006, but will not apply to any Participant whose Separation Agreement became final prior to January 1, 2006.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by an officer thereunto duly authorized on the date noted below the officer's signature.

METROPOLITAN LIFE INSURANCE COMPANY
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By /s/ Debra Capolarello
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Date: 2-28-06
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/s/ Judith N. Eidenberg
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Witness